UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: August 15, 2005

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D (Commission File Number)	84-1062062 (IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 15, 2005, Nexia Holdings, Inc. (ACompany@) executed agreements with Dutchess Private Equities Fund, L.P., (“Dutcvhess”) a Delaware limited partnership with its principal office located at 312 Stuart Street, Boston, Massachusetts 02116 The agreements are entitled, Investment Agreement and Registration Rights Agreement, copies of each of which are attached hereto and labeled as Exhibits 2(i) and 2(ii) respectively.

The agreements provide for Dutchess to extend to the Company up to $10,000,000 in equity financing. The period of the financing extends for up to a three year period, during which the Company can receive funds through the sale of its common stock to Dutchess. The purchase price of the shares is stipulated to be at 95% of the lowest closing bid price for the five trading days after a request is received by Dutchess from the Company.

The financing will only become available to the Company after the filing and subsequent effectiveness of an SB-2 Registration Statement to be prepared and filed by the Company with the Securities and Exchange Commission.

ITEM 9.01 Financial Statements and Exhibits

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT        PAGE
NO.	NO.	DESCRIPTION

2.1	3	Investment Agreement, dated August 15, 2005 between Nexia Holdings, Inc. and Dutchess Private Equities Fund, LP

2.2	33	Registration Rights Agreement, dated August 15, 2005 between Nexia Holdings, Inc. and Dutchess Private Equities Fund, L.P..

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: August 18, 2005	By:	/s/ Richard Surber
Richard Surber President

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